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                          CORNUCOPIA RESOURCES LTD.

            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

BASIS LOSS PER SHARE


1. Weighted average shares outstanding                               December 31,
                                                          1997           1996          1995
                                                      ------------   -----------    -----------

   Number of shares outstanding, beginning of year     35,058,040    26,290,340     21,535,340

   Number of shares issued during the year              3,498,000     8,767,700      4,755,000

   Weighted average number of shares outstanding,
    end of year                                        37,514,204    30,287,082     24,847,263
                                                      ------------   -----------    -----------

2. Loss for the year                                   18,464,625    (2,610,635)    (2,640,663)
                                                      ------------   -----------    -----------
                                                      ------------   -----------    -----------

   Loss per share                                           (0.49)        (0.09)         (0.11)
                                                      ------------   -----------    -----------
                                                      ------------   -----------    -----------

FULLY DILUTED LOSS PER SHARE

1. Shares outstanding

   Weighted average number of shares outstanding
     at end of year                                    37,514,204    30,287,082     24,847,263

   Assumed exercise of options                          2,275,000     2,303,000      2,240,000

   Assumed exercise of warrants                         8,431,500     8,306,500      2,090,000

   Shares outstanding - fully diluted                  48,220,707    40,896,582     29,177,263
                                                      ------------   -----------    -----------

2. Loss for the year                                  (18,464,625)   (2,610,635)    (2,640,663)
                                                      ------------   -----------    -----------
                                                      ------------   -----------    -----------

   Fully diluted loss per share                             (0.38)        (0.06)         (0.09)
                                                      ------------   -----------    -----------
                                                      ------------   -----------    -----------
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